Exhibit 99.1

Arconic Reports Third Quarter 2017 Results

Highlights

  Revenue of $3.2 billion, up 3% year over year; organic revenue1 up 5% year over year
  Net income attributable to Arconic of $119 million, or $0.22 per share, versus $166 million in the third quarter of 2016
  Excluding special items, adjusted income of $132 million, or $0.25 per share, versus $137 million in the third quarter of 2016
  Consolidated adjusted EBITDA2 of $430 million, up 14% year over year
  Excluding special items, consolidated adjusted EBITDA of $437 million, up 2% year over year
  Results include, in Corporate, a $49 million year-over-year pre-tax negative impact of last-in-first-out (LIFO) accounting and metal lag and, in the segments, an $11 million year-over-year pre-tax negative impact of higher aluminum prices
  Excluding special items, consolidated adjusted EBITDA margin of 13.5%, down 20 basis points year over year, reflecting a 240 basis point year-over-year negative impact of higher aluminum prices, LIFO and metal lag
  Net cost savings of 1.5% of revenues
  Cash balance of $1.8 billion
  Reaffirming full year Arconic earnings guidance

NEW YORK--(BUSINESS WIRE)--October 23, 2017--Arconic Inc. (NYSE: ARNC) today reported results for the third quarter of 2017, for which the Company reported revenues of $3.2 billion, up 3% year over year, driven by higher volumes across all business segments as well as higher aluminum prices. Organic revenue1 was up 5% year over year.

Net income attributable to Arconic in the third quarter of 2017 was $119 million, or $0.22 per share. The results included a LIFO- and metal lag-related $30 million charge ($46 million pre-tax) and $13 million in special items, primarily charges related to restructuring.

Excluding special items, third quarter 2017 adjusted income was $132 million, or $0.25 per share. Annualized return on net assets (RONA) was 8.1%, based on year-to-date results.

Arconic continued its focus on cost reduction; in the third quarter, the Company delivered net cost savings of 1.5% of revenue and improved its full year selling, general and administrative expenses (SG&A) guidance by approximately $25 million versus the original 2017 target. Arconic is on track to deliver an improvement of approximately $100 million year over year in SG&A, with additional run-rate savings expected in 2018.

Third quarter 2017 Consolidated adjusted EBITDA was $430 million, up 14% year over year. Consolidated adjusted EBITDA excluding special items was $437 million, up 2% year over year. Consolidated adjusted EBITDA margin excluding special items was 13.5%, down 20 basis points year over year, as rising aluminum prices had the dual impact of increasing revenue and a larger LIFO charge.

“Arconic delivered its third consecutive quarter of year-over-year revenue and EBITDA growth. We are demonstrating consistent improvements in operating performance on the back of healthy organic revenue growth, coupled with better-than-planned progress on streamlining, restructuring and net cost reduction. Uniquely this quarter, our results were negatively impacted by a sharply higher, non-cash LIFO charge, resulting from a spike in aluminum prices.  We remain focused on a strong finish to 2017, and reaffirm the Arconic full-year earnings guidance,” said Arconic Interim Chief Executive Officer David Hess.

Third Quarter 2017 Segment Performance

Engineered Products and Solutions (EP&S)

EP&S reported revenue of $1.5 billion, up 5% year over year, and Adjusted EBITDA of $312 million, up $16 million year over year. Increased aerospace volume and continued net cost savings were partially offset by unfavorable price and mix. Engine ramp costs were higher than expected. Adjusted EBITDA margin was 21.1%, flat year over year.

Global Rolled Products (GRP)

GRP reported revenue of $1.2 billion, a decrease of 4% year over year. Organic revenue1 was up 1%. Adjusted EBITDA was $140 million, down $3 million year over year, driven by reduced aerospace wide-body build rates, airframe destocking and pricing pressure in regional specialties, partially offset by net cost savings of 1.6% of revenue. Adjusted EBITDA margin was 11.3%, up 20 basis points year over year, including a 170 basis point negative impact of higher aluminum prices.

Transportation and Construction Solutions (TCS)

TCS delivered revenue of $517 million, an increase of 15% year over year, and Adjusted EBITDA of $83 million, up $7 million year over year. Higher volume and cost reductions more than offset headwinds, including unfavorable price and mix and higher aluminum prices. Adjusted EBITDA margin was 16.1%, down 80 basis points year over year, including a 120 basis point negative impact of higher aluminum prices.

Balance Sheet

Arconic ended the third quarter of 2017 with cash on hand of $1.8 billion. Cash from operations was $172 million, and free cash flow was $41 million. Cash used for financing activities was $15 million and cash used for investing activities was $128 million.

Reincorporation in Delaware

Arconic will hold a special meeting of shareholders on November 30, 2017 to approve the change of the Company’s jurisdiction of incorporation from Pennsylvania to Delaware (the “Reincorporation”). Holders of record of Arconic common stock at the close of business on October 5, 2017 are entitled to vote at the special meeting. If approved, Arconic currently expects the Reincorporation to occur on or about December 31, 2017. The Company’s post-Reincorporation Certificate of Incorporation and Bylaws will not contain any supermajority voting requirements, will provide that the Board of Directors be completely declassified and that all directors be elected annually.

Full Year 2017 Guidance*

Arconic is adjusting its full year 2017 revenue, capital expenditures and RONA guidance.

	2Q 2017	Updated 3Q 2017
Revenue	$12.3-$12.7 billion	$12.6-$12.8 billion
Consolidated adjusted EBITDA, excluding special items	$1.81-$1.86 billion	Unchanged
Adjusted earnings per share	$1.15-$1.20	Unchanged
Capital expenditures	Up to $650 million	~$600 million
Return on Net Assets (RONA)	~9%	~8-8.5%

* Arconic has not provided a reconciliation of the forward-looking financial measures of adjusted EBITDA, adjusted earnings per share, and RONA to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.

Arconic will hold its quarterly conference call at 10:00 AM Eastern Time on October 23, 2017 to present third quarter 2017 results. The meeting will be webcast via www.arconic.com. Call information and related details are available at www.arconic.com under “Investors;” presentation materials will be available at approximately 8:00 AM ET on October 23, 2017.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website on www.arconic.com

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic's strategies, outlook, business and financial prospects; and statements regarding potential share gains. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) any manufacturing difficulties or other issues that impact product performance, quality or safety; (h) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; and (l) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2016, Arconic’s Form 10-Q for the quarter ended June 30, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release and on our website at www.arconic.com under the “Investors” section.

________________________________
[1]

Organic revenue is U.S. GAAP revenue adjusted for the Tennessee packaging (due to its planned phase-down), divestitures, and changes in aluminum prices and foreign currency fluctuations relative to prior year period.

[2]

Arconic’s definition of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to sales minus the following items: cost of goods sold; selling, general administrative and other expenses; research and development expenses; and provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Arconic and subsidiaries Statement of Consolidated Operations (unaudited) (in millions, except per-share and share amounts)
	Quarter ended
	September 30,	June 30,	September 30,
	2016 (1)	2017	2017

Sales	$3,138	$3,261	$3,236

Cost of goods sold (exclusive of expenses below)	2,503	2,583	2,626
Selling, general administrative, and other expenses	229	204	155
Research and development expenses	30	30	25
Provision for depreciation and amortization	136	137	140
Restructuring and other charges	3	26	19
Operating income	237	281	271

Interest expense(2)	126	183	100
Other income, net(3)	(11)	(171)	(1)
Income from continuing operations before income taxes	122	269	172
Provision for income taxes	56	57	53

Income from continuing operations after income taxes	66	212	119
Income from discontinued operations after income taxes(1)	120	-	-

Net income	186	212	119

Less: Net income from discontinued operations attributable to noncontrolling interests(1)	20	-	-

NET INCOME ATTRIBUTABLE TO ARCONIC	$166	$212	$119

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC COMMON SHAREHOLDERS(4):
Basic(5)(6):
Continuing operations	$0.11	$0.44	$0.23
Discontinued operations	0.23	-	-
Net Income	$0.34	$0.44	$0.23

Average number of shares(4)(6)	438,445,001	440,865,477	441,512,709

Diluted(5)(6):
Continuing operations	$0.11	$0.43	$0.22
Discontinued operations	0.22	-	-
Net Income	$0.33	$0.43	$0.22

Average number of shares(4)(6)	453,152,896	461,826,510	462,055,864

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarter ended September 30, 2016.

(2)	Interest expense for the quarter ended June 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(3)	Other income, net, for the quarter ended June 30, 2017 included a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s 2018 Senior Notes.

(4)	At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data presented for all periods herein have been updated to reflect the reverse stock split.

(5)	In order to calculate both basic and diluted earnings per share, preferred stock dividends of $17 for the quarters ended September 30, 2016 and June 30, 2017 and $18 for the quarter ended September 30, 2017, need to be subtracted from Net income attributable to Arconic.

(6)	The difference between the respective diluted average number of shares and the respective basic average number of shares for all periods presented relates to share equivalents on the outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc. (“RTI”)).

Arconic and subsidiaries Statement of Consolidated Operations (unaudited) (in millions, except per-share and share amounts)
	Nine months ended
	September 30,	September 30,
	2016 (1)	2017

Sales	$9,427	$9,689

Cost of goods sold (exclusive of expenses below)	7,436	7,701
Selling, general administrative, and other expenses	673	580
Research and development expenses	93	83
Provision for depreciation and amortization	402	410
Restructuring and other charges	33	118
Operating income	790	797

Interest expense(2)	371	398
Other income, net(3)	(40)	(526)

Income from continuing operations before income taxes	459	925
Provision for income taxes	230	272

Income from continuing operations after income taxes	229	653
Income from discontinued operations after income taxes(1)	146	-

Net income	375	653

Less: Net income from discontinued operations attributable to noncontrolling interests(1)	58	-

NET INCOME ATTRIBUTABLE TO ARCONIC	$317	$653

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC COMMON SHAREHOLDERS(4):
Basic(5)(6):
Continuing operations	$0.40	$1.36
Discontinued operations	0.20	-
Net Income	$0.60	$1.36

Average number of shares(4)(6)	438,209,953	440,751,958

Diluted(5)(6):
Continuing operations	$0.40	$1.31
Discontinued operations	0.20	-
Net Income	$0.60	$1.31

Average number of shares(4)(6)	442,616,439	500,534,603

Common stock outstanding at the end of the period(4)	438,471,245	442,080,224

(1)		On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the nine months ended September 30, 2016.

(2)		Interest expense for the nine months ended September 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(3)		Other income, net for the nine months ended September 30, 2017, includes:
	•	a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock; and
	•	a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s outstanding 2018 Senior Notes.

(4)		At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data presented for all periods herein have been updated to reflect the reverse stock split.

(5)		In order to calculate both basic and diluted earnings per share for the nine months ended September 30, 2016 and September 30, 2017, preferred stock dividends declared of $52 in each period need to be subtracted from Net income attributable to Arconic.

(6)		The difference between the respective diluted average number of shares and the respective basic average number of shares relates to the following:
	•	For the nine months ended September 30, 2016, share equivalents related to outstanding employee stock options and awards; and
•

For the nine months ended September 30, 2017, share equivalents related to outstanding employee stock options and awards, shares underlying outstanding convertible debt (acquired through the acquisition of RTI), and shares underlying mandatory convertible preferred stock.

Arconic and subsidiaries Consolidated Balance Sheet (unaudited) (in millions)

	December 31, 2016	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,863	$1,815
Receivables from customers, less allowances of
$13 in 2016 and $7 in 2017	974	1,150
Other receivables	477	373
Inventories	2,253	2,453
Prepaid expenses and other current assets	325	357
Total current assets	5,892	6,148

Properties, plants, and equipment	11,572	11,791
Less: accumulated depreciation and amortization	6,073	6,265
Properties, plants, and equipment, net	5,499	5,526
Goodwill	5,148	5,246
Deferred income taxes	1,234	1,024
Investment in common stock of Alcoa Corporation	1,020	-
Other noncurrent assets	1,245	1,293
Total assets	$20,038	$19,237

LIABILITIES
Current liabilities:
Short-term borrowings	$36	$54
Accounts payable, trade	1,744	1,656
Accrued compensation and retirement costs	398	379
Taxes, including income taxes	85	74
Accrued interest payable	153	101
Other current liabilities	329	412
Long-term debt due within one year	4	1
Total current liabilities	2,749	2,677
Long-term debt, less amount due within one year	8,044	6,802
Accrued pension benefits	2,345	2,110
Accrued other postretirement benefits	889	811
Other noncurrent liabilities and deferred credits	870	876
Total liabilities	14,897	13,276

EQUITY
Arconic shareholders’ equity:
Preferred stock	55	55
Mandatory convertible preferred stock	3	3
Common stock	438	442
Additional capital	8,214	8,294
Accumulated deficit	(1,027)	(519)
Accumulated other comprehensive loss	(2,568)	(2,327)
Total Arconic shareholders' equity	5,115	5,948
Noncontrolling interests	26	13
Total equity	5,141	5,961
Total liabilities and equity	$20,038	$19,237

Arconic and subsidiaries Statement of Consolidated Cash Flows (unaudited) (in millions)
	Nine months ended September 30,
	2016(1)	2017
CASH FROM OPERATIONS
Net income	$375	$653
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	938	410
Deferred income taxes	(67)	24
Equity income, net of dividends	32	-
Restructuring and other charges	134	118
Net gain from investing activities – asset sales(2)	(152)	(514)
Net periodic pension benefit cost	246	163
Stock-based compensation	73	59
Other	67	60
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) in receivables	(226)	(278)
Decrease (increase) in inventories	7	(168)
(Increase) decrease in prepaid expenses and other current assets	(10)	6
(Decrease) in accounts payable, trade	(196)	(94)
(Decrease) in accrued expenses	(417)	(138)
Increase in taxes, including income taxes	63	144
Pension contributions	(227)	(257)
(Increase) in noncurrent assets	(284)	(37)
(Decrease) in noncurrent liabilities	(148)	(62)
CASH PROVIDED FROM OPERATIONS	208	89

FINANCING ACTIVITIES
Net change in short-term borrowings (original maturities of three months or less)	(6)	15
Additions to debt (original maturities greater than three months)	1,313	664
Payments on debt (original maturities greater than three months)	(1,324)	(1,484)
Proceeds from exercise of employee stock options	3	48
Dividends paid to shareholders	(171)	(132)
Distributions to noncontrolling interests	(176)	(14)
Other	11	(15)
CASH USED FOR FINANCING ACTIVITIES	(350)	(918)

INVESTING ACTIVITIES
Capital expenditures	(814)	(360)
Proceeds from the sale of assets and businesses	683	(9)
Additions to investments	(23)	(2)
Sales of investments(2)	280	890
Net change in restricted cash	(72)	11
Other(3)	25	246
CASH PROVIDED FROM INVESTING ACTIVITIES	79	776

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
EQUIVALENTS	7	5
Net change in cash and cash equivalents	(56)	(48)
Cash and cash equivalents at beginning of year	1,919	1,863
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,863	$1,815

(1)	On November 1, 2016, the former Alcoa Inc. separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash flow information has not been restated for discontinued operations and therefore the nine months ended September 30, 2016 includes the result of operations for Arconic and the results of operations for Alcoa Corporation.

(2)	On February 14, 2017, Arconic sold 23,353,000 of its shares of Alcoa Corporation common stock at $38.03 per share which resulted in $888 in cash proceeds.

(3)	Other investing activities for the nine months ended September 30, 2017 included $243 of proceeds received from Alcoa Corporation’s sale of the Yadkin Hydroelectric Project.

Arconic and subsidiaries Segment Information (unaudited) (dollars in millions, shipments in thousands of metric tons [kmt])

	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	3Q17

Engineered Products and Solutions:
Third-party sales	$1,449	$1,465	$1,406	$1,408	$5,728	$1,485	$1,484	$1,476
Depreciation and amortization	$65	$62	$63	$65	$255	$64	$66	$68
Adjusted EBITDA	$305	$329	$296	$265	$1,195	$306	$310	$312

Global Rolled Products (1):
Third-party aluminum shipments (kmt)	331	376	356	276	1,339	310	307	297
Third-party sales	$1,184	$1,316	$1,285	$1,079	$4,864	$1,249	$1,268	$1,234
Intersegment sales	$29	$29	$30	$30	$118	$34	$37	$36
Depreciation and amortization	$50	$50	$52	$49	$201	$50	$51	$52
Adjusted EBITDA	$155	$163	$143	$116	$577	$171	$164	$140

Transportation and Construction Solutions:
Third-party sales	$429	$467	$450	$456	$1,802	$449	$501	$517
Depreciation and amortization	$11	$12	$12	$13	$48	$12	$12	$13
Adjusted EBITDA	$64	$76	$76	$75	$291	$72	$82	$83

Reconciliation of combined segment adjusted EBITDA to consolidated net income (loss) attributable to Arconic:
Combined segment adjusted EBITDA(2)	$524	$568	$515	$456	$2,063	$549	$556	$535
Unallocated amounts:
Depreciation and amortization	(133)	(133)	(136)	(133)	(535)	(133)	(137)	(140)
Restructuring and other charges	(16)	(14)	(3)	(122)	(155)	(73)	(26)	(19)
Impact of LIFO	(12)	(13)	(1)	8	(18)	(19)	(11)	(48)
Metal price lag	-	6	4	17	27	22	19	2
Corporate expense	(76)	(115)	(113)	(150)	(454)	(91)	(91)	(42)
Other	(17)	(16)	(29)	(47)	(109)	(10)	(29)	(17)
Operating income	$270	$283	$237	$29	$819	$245	$281	$271
Other income, net(3)	12	17	11	54	94	354	171	1
Interest expense(4)	(121)	(124)	(126)	(128)	(499)	(115)	(183)	(100)
Income taxes	(51)	(123)	(56)	(1,246)	(1,476)	(162)	(57)	(53)
Discontinued operations(5)	(94)	82	100	33	121	-	-	-
Consolidated net income (loss) attributable to Arconic	$16	$135	$166	$(1,258)	$(941)	$322	$212	$119

Arconic’s definition of Combined segment adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Combined segment adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

The difference between certain segment totals and consolidated amounts is Corporate.

(1)		On November 1, 2016, the former Alcoa Inc. completed its separation into two standalone, publicly-traded companies. Arconic includes the former Alcoa Inc. segments: Engineered Products and Solutions, Transportation and Construction Solutions, and Global Rolled Products, except for the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which became part of Alcoa Corporation. The Global Rolled Products segment information has been updated to exclude the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia.

(2)		Combined segment adjusted EBITDA is the summation of the respective Adjusted EBITDA of Arconic’s three reportable segments.

(3)		Other income, net included:
	•	For the quarter ended March 31, 2017, a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock; and
	•	For the quarter ended June 30, 2017, a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s outstanding senior notes due 2018.

(4)		Interest expense for the quarter ended June 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(5)		The reconciliation of Combined segment adjusted EBITDA to Consolidated net income (loss) attributable to Arconic has been updated for all periods presented to exclude the results of operations for Alcoa Corporation, which have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries Calculation of Financial Measures (unaudited) (in millions, except per-share amounts)

Adjusted income	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Net income attributable to Arconic	$166	$212	$119	$317	$653

Discontinued operations(1)	(100)	-	-	(88)	-

Special items:
Restructuring and other charges	3	26	19	33	118

Discrete tax items(2)	7	-	2	10	3

Other special items(3)	73	(23)	-	192	(348)

Tax impact(4)	(12)	(50)	(8)	(30)	40

Net income attributable to Arconic – as adjusted	$137	$165	$132	$434	$466

Diluted EPS(5):
Net income attributable to Arconic common shareholders	$0.33	$0.43	$0.22	$0.60	$1.31

Net income attributable to Arconic common shareholders – as adjusted	$0.27	$0.32	$0.25	$0.86	$0.91

Net income attributable to Arconic – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income attributable to Arconic determined under GAAP as well as Net income attributable to Arconic – as adjusted.

(1)		On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarter and nine months ended September 30, 2016.

(2)		Discrete tax items for each period included a net charge related to a number of small items.

(3)		Other special items included the following:
•

for the quarter ended September 30, 2016, an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($68), costs associated with the separation of Alcoa Inc. ($55), a favorable tax impact related to the interim period treatment of operational income in certain foreign jurisdictions for which no tax expense was recognized ($30), and a favorable post-closing adjustment related to the November 2014 acquisition of Firth Rixson ($20);

•

for the quarter ended June 30, 2017, a gain on the exchange of the remaining portion of Arconic’s investment in Alcoa Corporation common stock ($167), costs associated with the Company’s early redemption of $1,250 of outstanding senior notes ($76), proxy, advisory and governance-related costs ($42), an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($30), and a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($4);

•

for the quarter ended September 30, 2017, legal and other advisory costs related to Grenfell Tower ($7) and a favorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($7);

•

for the nine months ended September 30, 2016, an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($131), costs associated with the separation of Alcoa Inc. ($118), a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($37); and a favorable post-closing adjustment related to the November 2014 acquisition of Firth Rixson ($20); and

•

for the nine months ended September 30, 2017, a gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock ($351), and a gain on the exchange of the remaining portion of Arconic’s investment in Alcoa Corporation common stock ($167), costs associated with the Company’s early redemption of $1,250 of outstanding senior notes ($76), proxy, advisory, and governance-related costs ($58), costs associated with the separation of Alcoa Inc. ($18), legal and other advisory costs related to Grenfell Tower ($7), an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($6) and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($5).

(4)		The tax impact on special items is based on the applicable statutory rates whereby the difference between such rates and Arconic’s consolidated estimated annual effective tax rate is itself a special item (see Note 3 above).

(5)		At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data for all periods presented have been updated to reflect the reverse stock split.

The average number of shares applicable to diluted EPS for Net income attributable to Arconic - as adjusted, includes certain share equivalents as their effect was dilutive. Specifically:
•

for the quarter ended September 30, 2016, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 453,152,896;

•

for the quarter ended June 30, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 461,826,510;

•

for the quarter ended September 30, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 462,055,864;

•

for the nine months ended September 30, 2016, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 452,062,290; and

•

for the nine months ended September 30, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 461,287,601.

Operational Tax Rate	Quarter ended September 30, 2017			Nine months ended September 30, 2017
	As reported	Special items(1)	As adjusted	As reported	Special items(1)	As adjusted

Income from continuing operations before income taxes	$172	$26	$198	$925	$(241)	$684

Provision for income taxes	$53	$13	$66	$272	$(54)	$218

Tax rate	30.8%		33.3%	29.4%		31.9%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)	See Adjusted Income reconciliation above for a description of special items.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Consolidated Adjusted EBITDA	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Net income attributable to
Arconic	$166	$212	$119	$317	$653

Discontinued operations(1)	(100)	-	-	(88)	-

Income from continuing operations
after income taxes and
noncontrolling interests	66	212	119	229	653

Add:
Provision for income taxes	56	57	53	230	272
Other income, net	(11)	(171)	(1)	(40)	(526)
Interest expense	126	183	100	371	398
Restructuring and other charges	3	26	19	33	118
Provision for depreciation and
amortization	136	137	140	402	410

Consolidated adjusted EBITDA	$376	$444	$430	$1,225	$1,325

Add:
Separation costs	54	-	-	117	18
Proxy, advisory and
governance-related costs	-	42	-	-	58
Legal and other advisory costs related to Grenfell Tower	-	-	7	-	7

Consolidated adjusted EBITDA,
excluding special items	$430	$486	$437	$1,342	$1,408

Sales	$3,138	$3,261	$3,236	$9,427	$9,689
Adjusted EBITDA margin	12.0%	13.6%	13.3%	13.0%	13.7%
Adjusted EBITDA margin,
excluding special items	13.7%	14.9%	13.5%	14.2%	14.5%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Additionally, Adjusted EBITDA, excluding special items is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of special items, such as costs associated with the separation of Alcoa Inc and proxy, advisory and governance-related costs and legal and other advisory costs related to Grenfell Tower (collectively “special items”). This measure provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations excluding such costs.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions, except per metric ton amounts)

Segment Measures	Engineered Products and Solutions
	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Adjusted EBITDA	$296	$310	$312	$930	$928

Third-party sales	$1,406	$1,484	$1,476	$4,320	$4,445

Adjusted EBITDA Margin	21.1%	20.9%	21.1%	21.5%	20.9%

	Global Rolled Products(1)
	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Adjusted EBITDA	$143	$164	$140	$461	$475

Total shipments(2) (thousand metric tons) (kmt)	422	405	387	1,236	1,206

Adjusted EBITDA / Total shipments ($ per metric ton)	$339	$405	$362	$373	$394

Third-party sales	$1,285	$1,268	$1,234	$3,785	$3,751

Adjusted EBITDA Margin	11.1%	12.9%	11.3%	12.2%	12.7%

	Transportation and Construction Solutions
	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Adjusted EBITDA	$76	$82	$83	$216	$237

Third-party sales	$450	$501	$517	$1,346	$1,467

Adjusted EBITDA Margin	16.9%	16.4%	16.1%	16.0%	16.2%

	Arconic Combined Segments
	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Combined segment adjusted EBITDA	$515	$556	$535	$1,607	$1,640

Combined segment third-party sales	$3,141	$3,253	$3,227	$9,451	$9,663

Combined segment adjusted EBITDA margin	16.4%	17.1%	16.6%	17.0%	17.0%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

(2)	Includes 65 thousand metric tons (kmt) and 72 kmt for the quarters ended September 30, 2017 and June 30, 2017, respectively, and 213 kmt for the nine months ended September 30, 2017 for the Tennessee packaging business. These amounts represent the volume at Arconic’s Tennessee operations associated with the toll processing and services agreement that Arconic and Alcoa Corporation entered into in connection with the separation of the companies. Pursuant to this agreement, this amount is not reported in Arconic’s shipments but has been included in the calculation of Adjusted EBITDA / Total shipments for historical comparative purposes.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Organic Revenue	Quarter ended		Nine months ended
	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017
Arconic
Sales – Arconic	$3,138	$3,236	$9,427	$9,689

Less:
Sales – Tennessee packaging	176	45	515	150
Sales – Fusina rolling mill	39	-	128	54
Sales – Remmele Medical	-	-	23	-
Aluminum price impact	n/a	115	n/a	283
Foreign currency impact	n/a	17	n/a	(10)

Arconic Organic revenue	$2,923	$3,059	$8,761	$9,212

Global Rolled Products Segment (GRP)(1)
Sales – GRP	$1,285	$1,234	$3,785	$3,751

Less:
Sales – Tennessee packaging	176	45	515	150
Sales – Fusina rolling mill	39	-	128	54
Aluminum price impact	n/a	102	n/a	259
Foreign currency impact	n/a	5	n/a	11

GRP Organic revenue	$1,070	$1,082	$3,142	$3,277

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the ramp-down and Toll Processing and Services Agreement with Alcoa Corporation at the North America packaging business at its Tennessee operations, the sale of the Fusina, Italy rolling mill, the sale of the Remmele Medical business, and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year periods.

(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Free Cash Flow (1)	Quarter ended			Nine months ended
	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016	September 30, 2017

Cash from operations	$306	$217	$172	$208	$89

Capital expenditures	(286)	(126)	(131)	(814)	(360)

Free cash flow	$20	$91	$41	$(606)	$(271)

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Arconic’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash from operations and Capital expenditures for Alcoa Corporation have not been segregated and are included in this table for all periods prior to November 1, 2016.

Net Debt	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017

Short-term borrowings	$36	$47	$48	$54
Long-term debt due within one year	4	-	-	1
Long-term debt, less amount due within one year	8,044	8,046	6,796	6,802
Total debt	$8,084	$8,093	$6,844	$6,857

Less: Cash and cash equivalents	1,863	2,553	1,785	1,815

Net debt	$6,221	$5,540	$5,059	$5,042

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic’s leverage position after factoring in available cash that could be used to repay outstanding debt.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Return on Net Assets (RONA)	Nine months ended September 30, 2017
Net income attributable to Arconic	$653
Special items(1)	(187)
Net income attributable to Arconic – as adjusted	$466

Annualized net income attributable to Arconic - as adjusted	$621

Net Assets:	September 30, 2017
Add: Receivables from customers, less allowances	$1,150
Add: Deferred purchase program(2)	238
Add: Inventories	2,453
Less: Accounts payable, trade	1,656
Working capital	2,185
Properties, plants, and equipment, net	5,526
Net assets – total	$7,711

RONA	8.1%

RONA is a non-GAAP financial measure. RONA is calculated as adjusted net income divided by working capital and net PP&E. Management believes that this measure is meaningful to investors as RONA helps management and investors determine the percentage of net income the company is generating from its assets. This ratio tells how effectively and efficiently the company is using its assets to generate earnings.

(1)	See Reconciliation of Adjusted Income for a description of special items.

(2)	The Deferred purchase program relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Arconic is adding back the receivable for the purposes of the Working capital calculation.

CONTACT:
Arconic Inc.
Investors:
Patricia Figueroa , 212-836-2758
Patricia.Figueroa@arconic.com
or
Media:
Shona Sabnis, 212-836-2626
Shona.Sabnis@arconic.com